NEWSRELEASE

NASDAQ-GM — “TEAM”

FOR IMMEDIATE RELEASE, Thursday, June 12, 2008

TechTeam Global Continues Management Transformation

TechTeam adds senior leadership in Europe and announces Chief Financial Officer transition plan

SOUTHFIELD, MICHIGAN, June 12, 2008…TechTeam Global, Inc. (Nasdaq: TEAM), a worldwide provider of information technology (IT), enterprise support and business process outsourcing services, today announced two executive management changes as a part of a planned transformation of the Company’s leadership. Peter Keane will join TechTeam as Director of Business Process Improvement for EMEA. Additionally, the Company has commenced a search for a new Chief Financial Officer to succeed Marc J. Lichtman, TechTeam’s current Vice President, Chief Financial Officer and Treasurer, who will leave the Company after a transition period.

Mr. Keane will be responsible for driving ongoing operational process improvement in delivery centers across EMEA. He has 25 years of experience in information technology service management with a strong track record in design, implementation and growth of multi-country Service Desk operations. Prior to joining TechTeam, Mr. Keane was Managed Service Centre Director for Unisys EMEA for nine years. He has also led a software and services company focused on Service Desk technology and consultancy. Mr. Keane has Bachelor of Science in Computer Science from Greenwich University.

On June 12, 2008, the Company and Mr. Lichtman reached agreement on a plan to ensure a smooth and effective transition to a new Chief Financial Officer. Under the agreement, Mr. Lichtman will remain with TechTeam until the earlier of the completion of the Company’s search for a successor or August 15, 2008. The full terms of the agreement will be provided in a Current Report on Form 8-K. The Company remains confident in its financial statements, and this transition is not related to any accounting or financial reporting concerns.

“Over the last several months, we have moved aggressively to transform our leadership team to enhance our ability to achieve our strategic objectives,” said Gary J. Cotshott, President and Chief Executive Officer of TechTeam Global, Inc. “In recent announcements, we have communicated the addition of four experienced senior leaders with deep skills and global expertise. Now we are pleased to welcome Peter Keane to our global leadership team. Peter’s experience and passion for excellence will help us drive higher levels of operational performance, ensuring that we deliver consistent, high quality global service for our customers.”

Global Headquarters
27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-2570 • www.techteam.com

European Headquarters
Zweefvliegtuigstraat 10 Rue du planneur - 1130 Brussels - Belgium • Telephone +32 2 620 20 20 • Fax +32 2 726 05 45
www.techteam.eu

Government Solutions Headquarters
3863 Centerview Drive, Suite 150, Chantilly, Virginia 20151 • Telephone (703) 956-8200 • Fax (703) 956-8201
www.techteam.com/governmentsolutions

LOGO
NEWSRELEASE

“We are also continuing this transformation through our search for a new Chief Financial Officer who possesses strong technical skills, multi-faceted global experience and will drive deep levels of engagement across our present and future investor community,” said Cotshott. “I commend Marc’s significant contributions as a key member of the leadership team. Marc has successfully led the finance and accounting functions through a period of substantial growth and increased complexity. During Marc’s tenure, the Company completed eight acquisitions and grew from $88 million in revenue in 2003 to $222 million in 2007. The Company has greatly benefited from his tireless efforts, professionalism and high ethical standards. We are grateful that Marc’s commitment to the Company will continue in order to facilitate a smooth transition in the CFO role. Marc has my deepest appreciation along with that of the full leadership team and our Board of Directors.”

About TechTeam Global, Inc.

TechTeam Global, Inc. is a worldwide provider of information technology, enterprise support and business process outsourcing services to Fortune 1000 corporations, multinational companies, product providers, small and medium-sized companies, and government entities. TechTeam’s ability to integrate computer services into a flexible, ITIL-based solution is a key element of its strategy. Partnerships with some of the world’s “best-in-class” corporations provide TechTeam with unique expertise and experience in providing information technology support solutions. For information about TechTeam Global, Inc. and its services, call 800-522-4451 from the United States or visit our Web sites at www.techteam.com and www.techteam.eu. TechTeam’s common stock is traded on the Nasdaq Global Market under the symbol “TEAM.”

Safe Harbor Statement

The statements contained in this press release that are not purely historical, including statements regarding the Company’s expectations, hopes, beliefs, intentions, or strategies regarding the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding, among other things, the potential impact of this acquisition on the Company’s revenue and earnings performance going forward. Forward-looking statements may be identified by words including, but not limited to, “anticipates,” “believes,” “intends,” “estimates,” “promises,” “expects,” “should,” “conditioned upon,” and similar expressions. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. There can be no assurance that it will have the impact on the Company’s financial condition and results of operations contemplated in this release. The forward-looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks described from time to time in the Company’s Reports on Forms 8-K, 10-Q, and 10-K filed with the United States Securities and Exchange Commission.

###

Contacts:

TechTeam Global, Inc. Chris Donohue VP, Global Strategy & Marketing 248-357-2866	TechTeam Global, Inc. Marc Lichtman VP, Chief Financial Officer and Treasurer 248-357-2866

Global Headquarters
27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-2570 • www.techteam.com

European Headquarters
Zweefvliegtuigstraat 10 Rue du planneur - 1130 Brussels - Belgium • Telephone +32 2 620 20 20 • Fax +32 2 726 05 45
www.techteam.eu

Government Solutions Headquarters
3863 Centerview Drive, Suite 150, Chantilly, Virginia 20151 • Telephone (703) 956-8200 • Fax (703) 956-8201
www.techteam.com/governmentsolutions